EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of the General Partner of

Sotherly Hotels LP (formerly MHI Hospitality, L.P.)

410 West Francis Street

Williamsburg, Virginia 23185

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Sotherly Hotels LP (formerly MHI Hospitality, L.P.) and Subsidiaries for the year ended December 31, 2013 of our report dated March 25, 2014 relating to the consolidated financial statements and financial statement schedule for the three years ended December 31, 2013 listed in the accompanying index.

/s/ PBMares, LLP

Norfolk, Virginia

March 25, 2014